EXHIBIT 10.18

PLAINS EXPLORATION & PRODUCTION COMPANY

2002 STOCK INCENTIVE PLAN

STOCK APPRECIATION RIGHTS AGREEMENT

This Stock Appreciation Rights Agreement (the “Agreement”), made as of the              day of             , 2003 (the “Grant Date”) by and between Plains Exploration & Production Company (the “Company”), and                      (the “Grantee”), evidences the grant by the Company of stock appreciation rights (“SARs” or “Award”) to the Grantee on such date and the Grantee’s acceptance of the Award in accordance with the provisions of the Plains Exploration & Production Company 2002 Stock Incentive Plan, as amended or restated from time to time (the “Plan”). The Company and the Grantee agree as follows:

1. Grant of SARs.

1.1 The Company hereby grants to Grantee              SARs, at an exercise price per share of $             (the “SAR Exercise Price”).

1.2 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2. Duration of Award.

The Award shall be exercisable to the extent and in the manner provided herein for a period of              [years] from the Grant Date (the “Exercise Term”); provided, however, that the Award may be earlier terminated as provided in Section 5 hereof.

3. Exercisability of Award.

Unless otherwise provided in this Agreement or the Plan, the Award shall entitle the Grantee to exercise, in whole at any time or in part from time to time,             % of the total number of SARs covered by the Award after the expiration of              from the Grant Date, and an additional             % of the total number of SARs covered by the Award after the expiration of each of the              anniversaries of the Grant Date, and each such right of exercise shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided, during the remaining period of the Exercise Term. Any fractional number of SARs resulting from the application of the foregoing percentages shall be rounded to the nearest whole number of SARs.

4. Manner of Exercise.

4.1 Subject to the terms and conditions of this Agreement and the Plan, the SARs may be exercised by delivery in person, by telecopy or by mail of written notice to the Company, at its principal executive office. Such notice shall state that the Grantee is electing to exercise a specific number of SARs and shall be signed by the person or persons exercising the SARs. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Award.

4.2 Upon the exercise of SARs, the Grantee shall be entitled to receive an amount determined by multiplying (A) the Appreciation Value of a Share, by (B) the number of SARs being exercised. Payment of such amount will be made solely in cash.

4.3 The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares related to the SARs.

5. Termination of Employment.

5.1 Termination for any Reason other than Cause. If the Grantee’s employment is terminated for any reason other than by the Company for Cause, the Award shall continue to be exercisable in whole or in part (to the extent exercisable on the date of such termination of employment) for the duration of the Exercise Term. In the event of the Grantee’s death, the Award shall be exercisable, to the extent provided in the Plan and this Agreement, by the legatee or legatees under his or her will, or by his or her personal representatives or distributees and such person or persons shall be substituted for the Grantee each time the Grantee is referred to herein.

5.2 Termination for Cause. If the employment of the Grantee is terminated for Cause, any unexercised portion of the Award shall terminate on the date of the Grantee’s termination of employment (whether or not exercisable).

6. Effect of Change in Control.

Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, (i) the Award shall become immediately and fully exercisable, and (ii) the Grantee will be permitted to surrender for cancellation within ninety (90) days after such Change in Control, the Award or any portion of the Award to the extent not yet exercised and the Grantee shall be entitled to receive immediately a cash payment in an amount equal to Appreciation Value of the Award, if any, on the date of surrender.

7. Nontransferability.

During the Grantee’s life, the Award may only be transferred to members of the Grantee’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. For purposes of the Plan and this Agreement, a transferee shall be deemed to be the Grantee. For this purpose, “immediate family” means the Grantee’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of this Agreement shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

8. No Right to Continued Employment.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Grantee’s employment at any time.

9. Adjustments.

In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number of SARs subject to the Award and the Exercise Price. The Committee’s adjustment shall be made in accordance with the provisions of Section 14 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

10. Effect of a Merger, Consolidation or Liquidation.

Subject to Sections 6 and 9 hereof, upon the effective date of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company, the Award shall continue in effect in accordance with its terms.

11. Withholding of Taxes.

The Company shall have the right to deduct from any distribution of cash to the Grantee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the Award.

12. Grantee Bound by the Plan.

The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

13. Modification of Agreement.

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

14. Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

15. Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

16. Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee’s heirs, executors, administrators and successors.

17. Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and Company for all purposes.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

PLAINS EXPLORATION & PRODUCTION COMPANY

By:

By:

Grantee:

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